EXHIBIT 10.79

                               FOURTH AMENDMENT TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT,
                        THIRD AMENDMENT TO REVOLVING NOTE
                                       AND
                         MODIFICATION OF THIRD AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

         BAILEY CORPORATION ("Bailey"), a Delaware corporation, its wholly-owned subsidiary BAILEY MANUFACTURING CORPORATION ("BMC"), a Delaware corporation, each with a principal place of business at 700 Lafayette Road, P.O. Box 307, Seabrook, New Hampshire 03874, its wholly-owned subsidiary BAILEY TRANSPORTATION PRODUCTS, INC. ("BTP"), a Delaware corporation, with its principal place of business at 333 Gore Road, Conneaut, Ohio 44030, and BAYBANK, a Massachusetts trust company, with its principal place of business at 7 New England Executive Park, Burlington, Massachusetts 01803, (the "Bank") hereby agree to further amend that certain Amended and Restated Credit Agreement dated as of July 29, 1994 among Bailey, BMC, BTP and the Bank, as previously amended by a First Amendment dated as of September 20, 1994, a Second Amendment dated as of April 6, 1995 and a Third Amendment dated as of May 12, 1995 (the "Credit Agreement") and to amend the Amended and Restated Revolving Note dated July 29, 1994 as amended April 6, 1995 and May 12, 1995 (the "Revolving Note") so as to permit up to $4,000,000 of the revolving demand borrowings to be placed on a fixed maturity basis. Terms defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

         Bailey, BMC, BTP and the Bank agree as follows:

Amendments to Credit Agreement

         A. The second paragraph of the Credit Agreement entitled "Background" is deleted and the following is substituted therefor:

                                                    BACKGROUND

                  The Borrowers have amended and restated the Credit Agreement and confirmed with the Bank a credit facility under which Bailey, BMC and BTP may make borrowings up to $24,000,000 on a revolving, demand basis (subject to the Borrowers' election to place up to $4,000,000 on a fixed maturity basis) and a credit facility under which the Borrowers have made borrowings in the original principal amount of $8,000,000 on a term basis. Bailey has heretofore entered into an Purchase and Sale Agreement dated as of July 31, 1994 (the "Purchase and Sale Agreement") with Premix/EMS, Inc. ("Premix") for the acquisition of the assets and business of Premix (the "Premix Acquisition"). The Borrowers are all engaged in manufacturing and related services primarily for the automotive industry and their respective businesses are integrally related in such a way that increased access to credit for any one Borrower will result in direct and indirect benefits to the other Borrowers. All Borrowings will be on a joint and several basis and are to be secured by real and personal property of Bailey and BMC and the personal property of BTP, excluding all of BTP's machinery and equipment. The Bank is willing to amend the Agreement and extend such credit to the Borrowers under the terms and conditions hereinafter set forth and is willing to so consent and amend the Credit Agreement, subject to the conditions set forth herein.

         B. Sections 1.1 and 1.2 of the Credit Agreement are hereby deleted and the following substituted therefor:

                  1.1 The Term Credit. At the time of the initial closing under the Credit Agreement Bailey and BMC borrowed, subject to the terms and conditions hereof, and the Bank made an advance of funds to Bailey and BMC in the amount of $5,280,000, now repaid with proceeds of the 1994 term facility. Under this Amended and Restated Credit Agreement the Borrower may borrow, subject to the terms and conditions hereof, and the Bank will make an advance of funds to the Borrower in the amount of $8,000,000 under the 1994 term facility.

                  1.2 The Term Notes. The original advance under the Term Credit is evidenced by a promissory note dated December 30, 1988 in the form of Exhibit A-1 attached hereto (the "1988 Term Note") of Bailey and BMC payable to the Bank in the principal amount of $5,280,000. The 1988 Term Note bears interest, payable monthly, at a rate designated in
         Section 1.7. The amount borrowed by Bailey under the 1994 term facility is evidenced by a promissory note in the form of Exhibit A-2 attached hereto (the "1994 Term Note"), payable to the Bank in the principal amount of $8,000,000 dated as of July 29, 1994 and delivered at the closing under the 1994 Term Note (the "1994 Term Loan Closing"). The 1994 Term Note shall bear interest as provided in Section 1.7. The principal of the 1994 Term Note is payable in equal monthly installments of $66,667 commencing October 1, 1994 with a final installment in the amount of the then remaining balance of principal and interest on September 1, 1999. Payments of interest and principal on the 1994 Term Note (sometimes hereinafter referred to as the "Term Note") shall be due on the first day of each month.

         C. Sections 1.4-1.9 of the Credit Agreement are hereby deleted and the following substituted therefor:

                  1.4 The Revolving Credit. Subject to the terms and conditions hereof but subject at all times to the discretion of the Bank, the Borrowers may borrow, repay and reborrow funds from the Bank under the revolving credit (the "Revolving Credit") in an aggregate amount not to exceed (a) the Borrowing Base, as defined below or (b) $24,000,000 (the "Revolving Credit Availability"). All Loans by the Bank under the Revolving Credit are subject to the discretion of the Bank and are payable ON DEMAND; provided, however, that at the election of the Borrowers $4,000,000 may be placed on a fixed maturity basis, payable August 1, 1998 (the "Fixed Maturity Carve Out Loan"). The availability of borrowings under the Revolving Credit shall be subject to annual review by the Bank and shall not be extended beyond December 31 in any year unless the Bank in its discretion, based upon circumstances at that time, elects to extend the Revolving Credit for a further period. Without intending to limit the discretion of the Bank in determining whether or not to extend the Revolving Credit, it is understood that any extension shall include the establishment of mutually satisfactory financial covenants for such extension period, based upon financial projections furnished by the Borrowers pursuant to Section 5.1(g). If the Bank elects not to extend the Revolving Credit and no Event of Default (as hereinafter defined) shall have occurred and be continuing, the Bank will provide the Borrowers with a written notice at least ninety (90) days prior to terminating the Revolving Credit.

                  1.5      The Revolving Note.

                  (a) Advances under the Revolving Credit are evidenced in an amended and restated, demand promissory note of the Borrowers in the form of Exhibit B attached hereto (the "Revolving Note") payable to the order of the Bank in the principal amount of $24,000,000 or, if less, the aggregate amount of all unpaid advances under the Revolving Credit minus the Fixed Maturity Carve Out Loan. The Revolving Note shall bear interest, payable monthly on the first day of each month at a rate designated in Section 1.7.

                  (b) The Borrowers' election of the Fixed Maturity Carve Out Loan shall be evidenced by the execution and delivery of a fixed maturity promissory note of Borrowers in the form of Exhibit B-2 (the "Fixed Maturity Carve Out Note") payable to the order of the Bank in the principal amount of $4,000,000 to be due and payable on August 1, 1998. Provided that no event of default has occurred, no principal payments are required on the Fixed Maturity Carve Out Note prior to maturity. The Fixed Maturity Carve Out Note shall bear interest, payable monthly on the first day of each month at a rate designated in
         Section 1.7.

                  1.6 Prepayments on the Revolving Credit. Subject to compliance with Section 1.10, amounts borrowed under the Revolving Credit (including amounts under the Fixed Maturity Carve Out Loan) may be prepaid, in whole or in part, at any time and, prior to demand or the occurrence of an event of default and subject at all times to the discretion of the Bank, may be reborrowed. Payments with respect to the Revolving Credit by check or draft on accounts assigned as security to the Bank will be credited as payment against the Revolving Credit receipt of such payment by the Bank.

                  1.7 Interest on the Term Note and the Revolving Credit; Pricing Options. The Borrower shall pay interest on the unpaid principal amount of each Note at the following rates per annum, as selected by the Borrowers, as provided below:

                           (a)      Interest on the 1988 Term Note.

                                    Amounts outstanding under the 1988 Term Note
                  shall bear interest at the annual rate of interest announced by the Bank from time to time as its "prime rate" (the "Prime Rate") plus 0.5%, interest payable monthly in arrears.

                           (b)      Interest on the 1994 Term Note.

                                    (1) Prime Rate  Advance.  Loans or  advances
                  based on the Bank's Prime Rate ("Prime Rate Advances"), shall bear interest at the Prime Rate plus 0.5% payable monthly in arrears.
                                    (2) Eurodollar  Advances.  Loans or advances
                  based on the London interbank offered rate (or "LIBOR" as defined below; each such loan referred to herein as a "Eurodollar Advance"), at the Eurodollar Rate plus 2.50%, payable at the end of each Interest Period except in the case of an Interest Period of more than three months in which case interest shall be payable on the 90th day following the Advance. The "Eurodollar Rate" shall mean the rate per annum equal to the quotient of (a) LIBOR divided by (b) a number equal to 1.0 minus the rate (expressed as a decimal) of the reserve requirements current on the day that is two Banking Days prior to the beginning of the applicable Interest Period (including without limitation, basic, supplemental, marginal and emergency reissues) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the
                  Bank) as in effect from time to time dealing with reserve requirements prescribed for eurocurrency funding including any reserve requirements with respect to "eurocurrency liabilities" under Regulation D of the Board of Directors of the Federal Reserve System. "Banking Day" shall mean any day on which commercial banks are not authorized or required to close in Boston and, if such day relates to a borrowing of, a payment or prepayment of principal or interest on a Eurodollar Advance or a notice by the Borrower with respect to any such borrowing, payment, prepayment, a day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market. "Interest Period" shall mean such period commencing on the date such Eurodollar Advance is made and ending, in the case of Eurodollar Advances under the Term Note, on the third or sixth monthly anniversary of such date and in the case of Eurodollar Advances under the Revolving Credit on the first, second or third monthly anniversary of such date, as selected by the Borrower. "LIBOR" shall mean for a subject Interest Period, the rate of interest, at approximately 11:00 a.m. Burlington, Massachusetts time, two Banking Days prior to the first day of such Interest Period, as being the rate at which deposits in Dollars are offered to the Bank by first-class banks on the London interbank market for deposits for such Interest Period in amounts comparable to the then aggregate principal amount of the requested Eurodollar Advance.

                           (c) Interest on the Revolving Credit (including Fixed Maturity Carve Out Loan).

                                    (1) Prime Rate Advances. Prime Rate Advances
                  under the Revolving Credit shall bear interest at the Prime Rate.

                                    (2) Eurodollar Advances. Eurodollar advances
                  shall bear interest at the Eurodollar Rate plus 2.00% payable at the end of each Interest Period, which shall be one, two or three months as selected by the Borrower.

                  1.8 Requests for Advances; Selection of Applicable Pricing Option and Interest Period. Requests for loans or advances under the Revolving Credit or the election of a new interest rate mode or the continuation of a Eurodollar Advance under the Term Note or the Revolving Credit may be made on any Banking Day in writing or by telephone and confirmed in writing. Each request shall constitute a confirmation by the Borrowers that all representations and warranties contained in Section III remain true and correct as though made at the time of the proposed borrowing (except to the extent such representation and warranty related specifically to an earlier date) and the Bank, may at its option, require a certificate to such effect signed by the chief financial officer of Bailey. The Borrowers agree to indemnify and hold the Bank harmless for any action, loss or expense taken or incurred by the Bank in good faith in reliance upon any loan or advance request. Each loan or advance request shall specify the amount of the loan or advance, the date the loan or advance request is to be made, the pricing option - whether a Prime Rate Advance or a Eurodollar Advance. In the event the Borrowers fail to choose a pricing option with respect to a loan or advance request or with respect to the continuation or conversion of a Eurodollar Advance at maturity, the Borrowers shall be deemed to have chosen the Prime Rate. All requests for loans or advances may be made by Bailey as agent for the Borrowers.

                           (a) Prime  Rate  Advances.  Requests  for Prime  Rate
                  Advances may be made on any Banking Day in writing or by telephone by a representative of the Borrowers. If such a request is received by the Bank prior to 2:00 P.M. on a Banking Day, the advance shall be made on such Banking Day and otherwise on the next Banking Day. All advances under the Revolving Credit shall be made by crediting the account of Bailey, BMC or BTP, as designated in the request for advance, at the Bank or another bank in the BayBank system. If an account is not designated in the request for advance, the proceeds of the advance shall be credited to the account of Bailey as agent for the Borrowers.

                           (b) Eurodollar Advances. Each request for a Eurodollar Advance shall be irrevocable and shall be made before 2:00 P.M. two Banking Days prior (a) to the date such Eurodollar Advance is to be made or (b) the end of an Interest Period on an outstanding Eurodollar Advance which is to be continued as a Eurodollar Advance. The Borrower shall specify in the loan request the Interest Period for the loan, which shall be one, two but not more than three months. In the event the Borrowers request a Eurodollar Advance but fail to state the duration of the Interest Period, the Borrowers shall be deemed to have selected one month. Each Eurodollar Advance shall be at least equal to $1,000,000 and higher multiples of $500,000.

                  1.9 Conversion or Continuation of Interest Election under the Term Note and the Revolving Credit. Eurodollar Advances shall mature and become payable in full on the last day of the Interest Period relating to such Eurodollar Advance. The Borrowers may, from time to time, elect to convert advances outstanding under the Term Note and the Revolving Credit from Prime Rate Advances to Eurodollar Advances and at the maturity of a Eurodollar Advance may continue such Eurodollar Advance or convert to Prime Rate Advances; provided however that there may not be more than one Eurodollar Advance outstanding at any time under each of the Term Note and the Revolving Credit.

         D. Section 1.12 of the Credit Agreement is hereby deleted and the following substituted therefor:

                  1.12 Mandatory Prepayment on the Revolving Credit. If at any time the unpaid principal amount of the Revolving Note and the Fixed Maturity Carve Out Notice exceeds the Revolving Credit Availability or Borrowing Base, whichever is less, the Borrowers shall immediately make a payment on the Revolving Note in an amount equal to such excess, and the Bank may, without prior notice to the Borrowers, charge accounts of such Borrowers with the Bank to effect such payment.

         E. Section 1.16 of the Credit Agreement is hereby deleted and the following is substituted therefor:

                  1.16 Use of Proceeds. Proceeds of the 1994 Term Note and borrowings under the Revolving Credit were used to finance a portion of the Premix Acquisition, to refinance existing debts and for working capital and up to $500,000 may be used by Bailey to repurchase its common stock which will be held as treasury stock.

         F. Section 1.18 of the Credit Agreement is hereby deleted and the following substituted therefor:

                  1.18     Yield Protection, Etc.

                           (a) Additional Costs. If any present or future applicable law ("Applicable Law"), which expression as used herein includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall with respect to the Term Note, the Revolving Credit or undertakings of the Bank under this Agreement

                                    (i)  subject  the  Bank  to any  tax,  levy,
                  impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or undertakings of the Bank hereunder or the payment to the Bank of any amounts due to it hereunder,

                                    (ii) materially change the basis of taxation
                  of payments to the Bank of the principal of or interest on any amounts payable to the Bank hereunder,

                                    (iii)   impose   or   increase   or   render
                  applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by the Bank in respect of the transactions contemplated herein,

                                    (iv) impose on the Bank any other  condition
                  or requirement with respect to this Agreement, the Revolving Credit, the Term Note or loans or advances thereunder;

         and if the result of any of the foregoing is

                           (A) to  increase  the  cost to the  Bank  of  making,
                  funding or maintaining all or any part of the Revolving Credit, the Term Note or advances or loans,

                           (B) to reduce the amount of  principal,  interest  or
                  other amount payable to the Bank hereunder, or

                           (C) to  require  the Bank to make any  payment  or to
                  forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrowers hereunder, then, and in each such case not otherwise provided for hereunder, the Borrowers will upon demand promptly following the Bank's notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to the Bank such additional amounts as will be sufficient to compensate it for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of the Bank.

                           (b) Capital Adequacy. If, after the date hereof, the Bank shall have determined that any Applicable Law regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereto by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any of the foregoing, either imposes a requirement upon the Bank to allocate additional capital resources or increases the Bank's requirement to allocate capital resources or its undertaking to make, or to its maintenance of, the Revolving Credit, the Term Note or loans or advances thereunder, which has or would have the effect of reducing the return on the Bank's capital to a level below that which it could have achieved (taking into consideration its then existing policies with respect to capital adequacy and assuming full utilization of its capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by the Bank to be material, the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrowers. In such event commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in the Bank's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrowers, compensate the Bank for such reduction, its determination of such amount to be conclusive and binding upon the Borrower, absent manifest error. In determining such amount, the Bank may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

         G. Section 2.1 of the Credit Agreement is hereby deleted and the following substituted therefor:

                  2.1 Security Documents. The Term Note, the Revolving Note and the Fixed Maturity Carve Out Note (the "Notes") and all other obligations of each of the Borrowers to the Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, the "Obligations") shall be secured by a security interest in all personal property of Bailey and BMC pursuant to amended and restated security agreements dated July 29, 1994 and a security interest in inventory, accounts and other intangible personal property of BTP pursuant to a security agreement dated July 29, 1994 (collectively, the "Security Agreements"), by a mortgage on BMC's real estate located in Seabrook, NH, mortgages on BMC's real estate in Michigan and Indiana and by mortgages on the real estate acquired by Bailey in the Premix Acquisition located in Ohio and Indiana (the "Mortgages"). The Security Agreements, and the Mortgages may, from time to time hereafter, be referred to as the "Security Documents".

         H. Section 7.1 of the Credit Agreement is hereby deleted and the following substituted therefor:

                  7.1 Defaults. In the event of any of the following ("Events of Default") if:

                                    a. any Borrower shall fail to pay any principal or interest on the Notes;

                                    b. any  representation  or  warranty  of any
                  Borrower herein, in any of the Security Documents, or in any certificate delivered hereunder shall prove to have been false in any material respect as of the time made or furnished;

                                    c. any  Borrower  shall fail to perform  any
                  covenant contained in Section VI hereof;

                                    d. any  Borrower  shall fail to perform  any
                  other term, covenant or agreement contained herein or in any of the Security Documents and such default shall continue for ten days after notice thereof has been received by such Borrower from any source;

                                    e.  any  Borrower   shall  fail  to  pay  at
                  maturity, or within any applicable period of grace, any obligation for borrowed monies or advances or any capitalized or non-capitalized lease obligations or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed monies or advances, for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof but only to the extent that the acceleration of such obligation would have a Material adverse effect on the financial condition, business or continued operations of any Borrower;

                                    f. any  Borrower  shall admit in writing its
                  inability to pay its debts;

                                    g. any  Borrower  shall suffer a receiver or
                  trustee for all or substantially all of its property to be appointed; or institute or suffer to be instituted against it in any proceedings under any law relating to bankruptcy, insolvency, arrangement, reorganization or relief of debtors;

                                    h. any Borrower shall suffer any judgment to
                  be entered against it and not dismissed, satisfied or stayed within 60 days, or any writ of attachment issued and not released within 60 days or any execution or any similar process to be issued or levied against a substantial part of its property;

                                    i. any Borrower  terminates its existence or
                  dissolves; or

                                    j. the  trustee  of any  Pension  Plan shall
                  fail to pay when due all benefits payable thereunder

         then, and in every such event, the Bank may declare all amounts owing with respect to the Term Note and the Fixed Maturity Carve Out Note and all other obligations to be, and they shall upon written notice and the lapse of the time periods specified above forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Notwithstanding the foregoing recital of defaults with respect to the Term Note and the Fixed Maturity Carve Out Note, the Revolving Note shall at all times be due and payable on demand without regard to the existence or non-existence of an Event of Default, provided, however, that upon the occurrence of an Event of Default under subsection (g) above all such amounts due under the Term Note, the Fixed Maturity Carve Out Note and the Revolving Note shall automatically become immediately due and payable without demand or any action on the part of the Bank.

         I.  Section 9.1 of the Credit  Agreement  is hereby  amended by adding,
immediately   following  the  definition  of  "Finished  Goods  Inventory,   the
following:

                  "Fixed Maturity Carve Out Loan" see ss. 1.4.
                  "Fixed Maturity Carve Out Note" see ss. 1.5(b).

         J. The Credit Agreement is hereby amended by the addition of a new Exhibit B-I in the form attached hereto.

Amendments to Revolving Note

         K. The Revolving Note is hereby amended by deleting the first paragraph and substituting the following therefor:

                           For  value  received  the  undersigned,  jointly  and
                  severally, hereby promise to pay to the order of BAYBANK (the "Bank"), ON DEMAND, the principal sum of $24,000,000 or, if less, the aggregate unpaid amount of all advances made by the Bank under the "Revolving Credit" as defined in the Amended and Restated Credit Agreement referred to below and outstanding at the time of such demand (minus the outstanding balance of the Fixed Maturity Carve Out Loan as defined in the Amended and Restated Credit Agreement), together with interest thereon or on such portion thereof as may be from time to time outstanding, at such rate and payable at such times and in such manner as are provided in the said Amended and Restated Credit Agreement. As provided in the said Amended and Restated Credit Agreement, the aggregate amount borrowed under the "Revolving Credit" shall not exceed $24,000,000.

         L. The Bank agrees to mark the original of the Revolving Note to refer to this Amendment and to affix a copy of this Amendment to the original of the Revolving Note.

Security Agreements

         Bailey, BMC and BTP confirm that the obligations under the Credit Agreement, as herein amended, and the Notes are secured by the Security Documents including a security interest in all personal property of Bailey and BMC pursuant to Amended and Restated Security Agreements dated as of July 29, 1994 and a security interest in inventory, accounts and other intangible personal property of BTP pursuant to a Security Agreement dated as of July 29, 1994.

Effectiveness of Amendment

         Upon receipt by the Bank of:

                  (i) a certificate of the Secretary or Assistant Secretary of each Borrower as to the action taken to authorize this Amendment and the transactions contemplated hereby; and

                  (ii) an opinion, satisfactory in scope, form and substance to the Bank and its counsel as to the due authorization, execution and delivery and legal and binding effect of this Amendment and the absence of conflict with any mortgage, indenture or other material agreement known to such counsel;

this Amendment shall become effective as of the 28th day of July, 1995.

         Failure of the Borrowers to furnish to the Bank amendments to the mortgages previously granted the Bank by Bailey in property located in Ohio and Indiana and by BMC on real property located in New Hampshire, Michigan and Indiana to reflect the increase in the secured obligations pursuant to this Amendment and to furnish the Bank appropriate endorsements to the mortgagee's title insurance policies previously furnished on or before August 31, 1995 shall, constitute an Event of Default under the Credit Agreement.

         The Bank and the Borrowers also agree that the Third Amendment to the Credit Agreement shall be amended by the substitution of "August 31, 1995" for "June 30, 1995" in the penultimate paragraph.

         This Amendment may be executed in several counterparts, each of which shall be an original, and with the same effect as if signatures thereto were all upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of July 28, 1995.

BAYBANK                                 BAILEY CORPORATION



By: /s/ James F. Carr                   By: /s/ Leonard J. Heilman
        Vice President
                                        BAILEY MANUFACTURING
                                        CORPORATION



                                        By: /s/ Leonard J. Heilman


                                        BAILEY TRANSPORTATION
                                        PRODUCTS, INC.



                                        By: /s/ Leonard J. Heilman



                                                                     EXHIBIT B-2

                          FIXED MATURITY CARVE OUT NOTE

$4,000,000

July 28, 1995
Burlington, Massachusetts

         For value received the undersigned, jointly and severally, hereby promise to pay to the order of BAYBANK (the "Bank"), on or before August 1, 1998, the principal sum of $4,000,000 together with interest thereon or on such portion thereof as may be from time to time outstanding at such rate and payable at such times and manner as are provided in the Credit Agreement.

         Payments of principal and interest shall be made at the times and in the manner specified in the Credit Agreement. Payments shall be made, in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office of the Bank in Burlington, Massachusetts or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder shall have designated to the Company in writing.

         This Note is issued under the Amended and Restated Credit Agreement dated as of July 29, 1994, as amended, (the "Credit Agreement") between the undersigned and the Bank and is subject to the terms and conditions of the Credit Agreement, is subject to certain mandatory payments, and may be prepaid in whole or in part upon the terms and conditions specified in the Credit Agreement.

         Under certain circumstances, as specified in the Credit Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement.

                                              BAILEY CORPORATION
(Corporate Seal)

                                              By:____________________________

                                              BAILEY MANUFACTURING
                                                       CORPORATION
(Corporate Seal)

                                              BY:___________________________

                                              BAILEY TRANSPORTATION PRODUCTS,
                                                  INC.
(Corporate Seal)

                                              BY:___________________________